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                                                                    EXHIBIT 10.9


                        CONSULTING AND SERVICES AGREEMENT


         THIS CONSULTING AND SERVICES AGREEMENT (this "Agreement") is made and entered into on this _________________day of ________________and is effective as of January 26, 2000 _______________________ by and between CORPAS INVESTMENTS, INC, a Florida corporation (the "Company"), and Dr. Bob Goldman (the "Consultant").

                                R E C I T A L S:

         WHEREAS, the Company is a media web-cast company, distributing content via the internet and television. (the "Business").

         WHEREAS, the parties acknowledge that the Consultant's abilities and services are unique and essential to the prospects of the Company;

         WHEREAS, the Board of Directors of the Company (the "Board") recognizes that the Consultant will contribute to the growth and success of the Company, and desires to assure the Company of the Consultant's services and to compensate him therefore;

         WHEREAS, the Board has determined that this Agreement will reinforce and encourage the Consultant's attention and dedication to the Company; and

         WHEREAS, the Consultant is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

         1.       SERVICES.

                  1.1 Services and Term. The Company hereby agrees to accept the Consultant's Services and the Consultant hereby agrees to serve the Company on the terms and conditions set forth herein.

                  1.2 Duties of Consultant. During the Term of Services (defined below) under this Agreement, the Consultant shall serve as Vice President of New Business Development of the Company and shall serve to research, identify, evaluate and provide content to be used by the Company in its capacity as a distributor. It is expressly understood that Consultant will devote a substantial portion of his professional time to other pursuits.

         2.       TERM.

                  2.1 Initial Term. The initial term of services under this Agreement, and the services of the Consultant hereunder, have commenced on January 26, 2000 (the "Effective Date") and shall expire two years thereafter, unless sooner terminated in accordance with Section 5 hereof (the "Initial Term").




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                  2.2 Renewal Terms. At the end of the Initial Term, the Term of
Services automatically shall renew for successive one year terms (subject to earlier termination as provided in Section 2.3 hereof), unless the Company or the Consultant delivers written notice to the other at least thirty (30) days prior to the Expiration Date (defined below) of its election not to renew the Term of Services.

                  2.3 Term of Services and Expiration. The period during which the Consultant shall serve the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the "Term of Services," and the date on which the Term of Services shall expire (including the date on which any renewal term shall expire), is sometimes referred to in this Agreement as the "Expiration Date."

         3.       COMPENSATION.

                  3.1 Shares of Stock. The Consultant shall receive an aggregate of 150,000 shares of common stock of the Company, to be received in equal increments, monthly over a period of two (2) years. and which shall have been registered pursuant to Security and Exchange Commission Form S-8. The Form S-8 shall specifically mention that the stock described in this section 3.1 is to be registered.

                  3.2      Stock Options.

                  (a) The Consultant shall receive options for an aggregate of 200,000 shares of stock of the Company which options shall vest in equal increments, monthly over a period of two (2) years and shall be subject to the terms of the Company's 2000 Incentive Equity Compensation Plan (the "Plan", which Plan is attached hereto as Attachment A). The strike price of exercising these options is to reflect the market price of the stock on the Effective date of this Agreement which is $2.75 (which price is subject to adjustment pursuant to Attachment A).

                  (b) The Consultant shall receive options for an aggregate of 1,000,000 shares of stock of the Company which options shall vest as follows:

                           (i)   Exclusive Series. Options for 50,000 shares of
stock of the Company shall vest upon delivery of every "Series" (as defined below) brought in that, as pursuant to an executed contract, is exclusive to the Company for a period of five (5) years or longer and is at least fifteen (15) hours in length, including allocation for standard commercial breaks. A "Series" is defined as related, sequential and usable video footage, and the Company retains the right to determine whether or not content provided by Consultant contains fifteen (15) hours of usable footage. Delivered content must contain at least 15 hours of usable footage which shall be determined by the Company as soon as possible after the time of delivery. If an exclusive Series is less than this fifteen (15) hour minimum length, then a minimum of options for 15,000 shares will vest. Such determination of options which shall vest shall be reasonable and be made as soon as possible after delivery. Exceptions and increases will be implemented at the discretion of the Board. The strike price of exercising these options is to reflect the market price of the stock on the Effective date of this Agreement, which is $2.75 (which price is subject to adjustment pursuant to Attachment A).

                           (ii)  Non-Exclusive Series. Options for 25,000
additional shares of stock of the Company shall vest upon delivery of every non-exclusive Series brought in that is for a period of five (5) years or longer and is at least fifteen (15) hours in length, including allocation for standard commercial breaks. The number of hours of usable footage shall be determined by the Company as soon as possible after delivery by the Consultant to the Company. If a non-exclusive Series runs for less than this fifteen (15) hour minimum, then options for a minimum of 10,000 shares shall vest. Such determination of options which shall vest shall be reasonable and be made as soon as possible after delivery. Exceptions and increases will be implemented at the discretion of the Board. The strike price of exercising these options is to reflect the market price of the stock on the Effective date of this Agreement, which is $2.75 (which price is subject to adjustment pursuant to Attachment A).




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                           (iii) The sum of the options for shares of stock of
the Company that vest pursuant to provisions (b)(i) and (b)(ii) of this Section
3.2 may not exceed the grant of 1,000,000 options for shares under this Section
3.2 for the term of this Agreement. This Agreement, however, will not affect the issuance of additional option shares agreed upon in additional contracts or agreements now in existence or that may come into existence at any time during the term of this Agreement.

                           (iv)  Lapse. Subject to Section 3.2(b)(v), any of the
1,000,000 options granted pursuant to this Section 3.2 that have not vested pursuant this Section 3.2 shall lapse on the Expiration Date of this Agreement.

                           (v)   In the event that Consultant's efforts during
the term of this Agreement culminate in the acquisition of a Series after the termination of the Term of Service of this Agreement, Consultant shall receive compensation pursuant to this Section 3(b); provided, however that such acquisition takes place no later than 90 days after termination of the Term of Service of this Agreement, that the Company is given (30) days notice prior to the termination of this Agreement of the pendancy of such acquisition, and subject to provisions (b)(iii) and b(iv) of this Section 3.2. Subject to this
Section 3.2(b)(v), the Consultant shall have the ability to earn options under this Section 3 for as long as this Agreement is in effect.

                           (vi)  Any options vested at the time of termination
of this Agreement, whether by the Company or the Consultant, may still be exercised by Consultant within thirty (30) days of termination.

                  (c) Consultant shall be invited to sit on the Board of the Company and will receive compensation and benefits, if any, comparable to that of other Board members, to be determined. The Company shall provide customary Director and Officer Liability Insurance that is inclusive of all Board Members within one month of the signing of this Agreement.

                  (d) The Consultant shall receive additional bonus or incentive compensation, if any, as the Board may in its sole and absolute discretion determine.

                  (e) Any and all bonuses or incentive compensation given pursuant to this Section 3.3 are sometimes hereinafter referred to as "Incentive Compensation."

         4.       EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Consultant, and subject to such rules and guidelines as the Company may from time to time adopt, the Company shall reimburse the Consultant for all reasonable expenses actually paid or incurred by the Consultant during the Term of Services in the course of and pursuant to the business of the Company. The Consultant shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.2 Advances on Expenses. The Company will provide Consultant with monetary advances for traveling expenses to be incurred in the course of and pursuant to the business of the Company. Such advances shall not exceed $70,000 for the term of this Agreement. The Consultant shall account to the Company in writing for all expenses for which advances are sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

                  4.3 No Other Benefits. Consultant shall serve as an Independent Contractor under this Agreement. Consultant understands and acknowledges that he is not an employee of Company and that he is not entitled to any of the benefits conferred upon Company employees. Consultant further




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acknowledges and understands that he will at no point during the term of this
Agreement become an employee of the Company.

         5.       TERMINATION.

                  5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Consultant, to terminate the Term of Services, for Cause. For purposes of this Agreement, the term "Cause" shall mean: (a) an action or omission of the Consultant which constitutes a material breach of, or failure or refusal (other than by reason of his disability) to perform services for which he was retained, which, if curable, is not cured within fifteen (15) days after receipt by the Consultant of written notice of same; (b) a final, non-appealable judgment of a court of competent jurisdiction of the commission of any act which involves fraud, embezzlement, misappropriation of funds, or breach of fiduciary duty in connection with the performance of his services as a consultant of the Company; (c) a final, non-appealable judgment of a court of competent jurisdiction of the commission of any crime which involves moral turpitude; or (d) gross negligence in connection with the performance of the Consultant's services hereunder, which, if curable, is not cured within fifteen (15) days after written receipt by the Consultant of written notice of same. Any termination for Cause shall be made in writing to the Consultant, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. The Consultant shall have the right to address the Board regarding the acts set forth in the notice of termination before the date of termination. The date of termination shall be no less than 30 days after notice of termination is received by the Consultant, assuming there has been reasonable opportunity to address the Board. Upon any termination pursuant to this Section 5.1, the Company shall issue to the Consultant his Compensation to the date of termination. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                  5.2 Death. The Term of Services terminates upon the death of Consultant. Upon the death of the Consultant during the Term of Services with the Company, the Company shall issue to the estate of the deceased Consultant any compensation due Consultant through Consultant's date of death. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of death, subject, however, to the Company's policy on reimbursements of business expenses.

                  5.3 Termination Without Cause. The Company shall at all times have the right, upon written notice to Consultant, to terminate the Term of Services. Upon any termination of the Consultant's services by the Company (that is not a termination under any of Sections 5.1 or 5.2), the Company shall issue to Consultant: (a) any compensation due through the effective date of termination specified in such notice; and (b) an amount equal to one-half (1/2) of the remaining unpaid compensation due under this Agreement ("Termination Compensation") in six (6) equal monthly installments commencing one (1) month after the effective date of termination specified in the termination notice described above. The date of termination shall be no less than 30 days after notice of termination is received by the Consultant. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses. As a condition to receipt of the Termination Compensation: concurrent with the receipt of the first monthly payment of the Termination Compensation, the Consultant shall deliver to the Company a general release in form acceptable to the Board releasing the Company from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown, relating to the Company which ever existed, then existed, or may thereafter exist, by reason of the termination of this Agreement without cause, except payment of the Termination Compensation.




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                  5.4 Termination by the Consultant.

                  (a) The Consultant shall at all times have the right, upon thirty (30) days written notice to the Company, to terminate the Term of Services without adverse consequences to the Consultant.

                  (b) Upon termination of the Term of Services pursuant to this
Section 5.4(b) by the Consultant without Good Reason (defined below), the Company shall issue to the Consultant any compensation due Consultant through the effective date of termination specified in such notice. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                  (c) Upon termination of the Term of Services pursuant to this
Section 5.4(c) by the Consultant for Good Reason, the Company shall pay to the Consultant the same amount of compensation that would have been payable by the Company to the Consultant under Section 5.3 of this Agreement if the Term of Services had been terminated by the Company without Cause. The Company shall have no further liability under this Agreement other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the Company's policy on reimbursements of business expenses.

                  (d) For purposes of this Agreement, "Good Reason" shall mean:
(i) the assignment to the Consultant of any duties materially inconsistent with the Consultant's current position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant; or (ii) any failure by the Company to issue compensation consistent with the Company's normal schedule for the issuance of such compensation, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Consultant.

                  5.5 Resignation. Upon any termination of the Term of Services pursuant to this Section 5, the Consultant, if he or she was then serving as an officer of the Company, shall be deemed to have resigned as an officer, and if he or she was then serving as a director of the Company, as a director, and if required by the Board, the Consultant hereby agrees to immediately execute a resignation letter to the Board.

                  5.6 Survival. The provisions of this Section 5 shall survive the termination of this Agreement, as applicable.

         6.       RESTRICTIVE COVENANTS.

                  6.1 Confidential Information. The Consultant hereby acknowledges and agrees that in the course of his services he will acquire knowledge and will have access to Confidential Information (defined below) of the Company. Confidential Information, whether in written, typed, oral, digital or any other form, regarding the business operations of the Company shall not be disclosed or used by the Consultant except by prior written authorization of the Company. "Confidential Information" includes, but is not limited to: specific prospective customers of the Company; specific existing customers of the Company; other individuals and businesses with whom the Company does business; proprietary information; trade secrets, financial or corporate records; operational, sales, promotional, and marketing methods and techniques; computer programs, including source codes and/or object codes; and/or any other proprietary, competition sensitive, or technical information or secrets developed with or without the help of the Consultant.

                  6.2 Nondisclosure. The Consultant shall not, during the term of his services, or at any time thereafter, either directly or indirectly, communicate, publish, disclose, divulge, or use, or authorize anyone else to communicate, publish, disclose, divulge, or use, for the benefit of himself or any


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other person, persons, partnership, association, corporation, or other entity, any Confidential Information which may be communicated to the Consultant or of which the Consultant may be apprised by virtue of his services with the Company. Any and all Confidential Information of the Company whether written, oral, digital or in any form shall be deemed confidential for purposes of this Agreement, except information which the Consultant can demonstrate came to his attention prior to disclosure thereof by the Company; or which, at or after the time of disclosure by the Company to the Consultant, lawfully had become a part of the public domain through lawful publication or communication by others. Notwithstanding the foregoing, Consultant may disclose Confidential Information to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law.

                  6.3 Non-competition. The Consultant covenants that, except as otherwise approved in writing by the Company, the Consultant shall not, during the term of this Agreement, individually, or jointly with others, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or other entity, own, maintain, operate, engage in, or have any interest in any business enterprise which is the same as, similar to or competitive with the Business, regardless of the geographical location of such other business enterprise, and shall not directly or indirectly act as an officer, director, employee, partner, contractor, consultant, advisor, principal, agent, or proprietor, or in any other capacity for, nor lend any assistance (financial, managerial, consulting or otherwise) to or cooperate with, any such business enterprise; provided, however, that such provision shall not apply to the Consultant's ownership of Common Stock of the Company or the acquisition by the Consultant, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Consultant does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of more than ten percent of any class of capital stock of such corporation.

                  6.4 Non-solicitation of Employees and Clients. The Consultant specifically acknowledges that he will have access to Confidential Information, including, without limitation, prospective and existing customers or customer lists of the Company. The Consultant covenants and agrees that during the term of this Agreement, and for a continuous uninterrupted period of eighteen (18) months, commencing upon the expiration or termination of the Consultant's relationship with the Company, except as otherwise approved in writing by the Company, the Consultant shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or entity:

                  (a) Divert or attempt to divert or solicit any prospective or existing customer of the Company that was unknown to Consultant at the Effective Date of this Agreement to any competitor by direct or indirect inducement or otherwise; or

                  (b) Employ or seek to employ any person that was unknown to Consultant at the Effective Date of this Agreement who is at that time employed by the Company or otherwise directly or indirectly induce or solicit such person to leave his or her services.

                  (c) Reasonably Necessary. The Company and the Consultant agree that the Confidential Information set forth in Section 6.1 and the substantial relationships with the Company's specific prospective and existing customers and vendors: (i) are valuable, special, and a unique asset of the Company; (ii) have provided and will hereafter provide the Company with a substantial competitive advantage in the operation of its business; and (iii) are a legitimate business interest of the Company. The Company and the Consultant also agree that the existence of these legitimate business interests justifies the need for the restrictive covenants set forth in this Section 6, and the restrictive covenants are reasonably necessary to protect the Company's legitimate business interests.




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                  6.5 Reasonable Restrictions. The Consultant agrees and
acknowledges; (a) that the geographical and time limitations contained in this Agreement are reasonable and properly required for the adequate protection of the business interests of the Company; and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Consultant further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain services commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Consultant acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. It is agreed by the Consultant that if any portion of the restrictions contained in this Agreement are held to be unreasonable, arbitrary, or against public policy, then the restriction shall be considered divisible, both as to the time and to the geographical area, with each month of the specified period being deemed a separate period of time, and each country or portion thereof of the specified area being deemed a separate geographical area, so that the lesser period of time or geographical area shall remain effective, so long as the same is not unreasonable, arbitrary, or against public policy. The parties hereto agree that in the event any court of competent jurisdiction determines the specified period or the specified geographical area of the restricted territory to be unreasonable, arbitrary, or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary, and not against public policy may be enforced against Consultant.

                  6.6 Continuity of Restrictions. If the Consultant shall violate any of the terms or covenants contained herein, and if any court action is instituted by the Company to prevent or enjoin such violation, then the period of time during which the terms or covenants of this Agreement shall apply, as provided in this Agreement, shall be lengthened by a period of time equal to the period between the date of the initial breach of the terms or covenants contained in this Agreement, whether or not the Company had knowledge of the breach, and the date on which the decree of the court disposing of the issues upon the merits shall become final and not subject to further appeal; provided however that such time period does not exceed a period of one (1) year after the termination of this Agreement.

                  6.7 Books and Records. All notes, data, reference material, sketches, drawings, memoranda, files, documents, specifications and any records, written, oral digital or in any form, in any way relating to any of the Confidential Information or to the Company's business, whether prepared by the Consultant or otherwise coming into the Consultant's possession, shall remain the exclusive property of the Company and shall not be removed from the premises of the Company under any circumstances whatsoever without the prior written consent of the Company. Upon the request of the Company, or absent such request, upon the termination of the Consultant's services with the Company for any reason, the Consultant shall immediately return the Company all such property, materials and any and all copies thereof in the Consultant's possession.

                  6.8 Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7.       REMEDIES.

                  7.1 Injunction. The Consultant agrees that a violation or a breach of the terms, covenants, or provisions contained in this Agreement would cause irreparable injury to the Company, and that the remedy at law for any violation or breach would be inadequate and would be difficult to ascertain, and therefore, in the event of the violation or breach, or threatened violation or breach of any such terms, covenants, or provisions contained in this Agreement, the Company shall have the independent right to enjoin the Consultant from any threatened or actual activities in violation thereof. The Consultant hereby




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consents and agrees that temporary and permanent injunctive relief may be granted in any proceedings which might be brought to enforce any such terms, covenants, or provisions without the necessity of proof of actual damages or the posting of a bond. In the event the Company does apply for such an injunction, the Consultant shall not raise as a defense thereto that the Company has an adequate remedy at law.

         8. ASSIGNMENT. Consultant shall not have the right to assign or delegate his rights or obligations hereunder, or any portion thereof, to any other person. The Company shall have the right to freely assign all rights conferred under this Agreement.

         9. INDEPENDENT COVENANTS. The parties agree that each of the covenants and provisions contained in this Agreement shall be deemed severable and construed as independent of any other covenant or provision.

         10. SEVERABILITY. If all or any portion of a covenant or provision in this Agreement is held invalid, unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealable final decision to which the Company is a party, the remaining covenants and provisions shall remain valid and enforceable. The Consultant expressly agrees to be bound by any lesser covenant or provision subsumed within the terms of such covenant or provision that imposes the maximum duty permitted by law, as if the resulting covenant or provision were separately stated in, and made a part of this Agreement.

         11. ARBITRATION. In the event of a dispute concerning this Agreement between Consultant and Company concerning the interpretation of this Agreement or a breach of this Agreement not involving the dissemination of Confidential Information of the Company, the parties agree to submit such a dispute to binding Arbitration before the American Arbitration Association in Los Angeles, California. The Arbitration shall award reasonable attorney fees and costs (including Arbitration costs) to the prevailing parties.

         12. GOVERNING LAW. The validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the local laws of the State of California (without giving effect to its conflicts of laws provisions), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         13. ATTORNEYS' FEES. In the event of a dispute regarding, arising out of, or in connection with the breach, enforcement, or interpretation of this Agreement, including, without limitation, any action seeking declaratory relief, equitable relief, injunctive relief, or damages, or any litigation or cause of action, including, without limitation, any appeals, federal bankruptcy proceedings, receivership or insolvency proceedings, reorganization, or other proceedings, the prevailing party shall recover all costs; provided however that each party will be solely responsible for its own attorney's fees, regardless of the outcome.

         14. EXCLUSIVE JURISDICTION; VENUE. EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.

         15. WAIVER OF JURY TRIAL. AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY OF ANY ISSUES SO TRIABLE.

         16. ENTIRE AGREEMENT. This Agreement contains and represents the entire and complete understanding and agreement concerning and in reference to the consulting and services arrangement between the parties hereto. The parties hereto agree that no prior statements, representations, promises,




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agreements, instructions, or understandings, written or oral, pertaining to this
Agreement, other than those specifically set forth and stated herein, shall be of any force or effect.

         17. MODIFICATIONS AND AMENDMENTS. This Agreement may not be, and shall not be construed to have been modified, amended, rescinded, canceled, or waived, in whole or in part, except if done so in writing and executed by the parties hereto.

         18. NOTICES. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three (3) days after deposit in the U.S. mail. Notice shall be sent: (a) if to the Company, addressed at 2931 3rd Street, Santa Monica, CA 90405, Attention: Chief Executive Officer; and (b) if to the Consultant, to 1510 W. Montana, Chicago, Illinois 60614, or to such other address as either party hereto may from time to time give notice of to the other.

         19. BENEFITS; BINDING EFFECT. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

         20. CONSTRUCTION. Each party to this Agreement had the opportunity to consult with counsel of their choice and make comments concerning the Agreement. No legal or other presumption against the party drafting this Agreement concerning its construction, interpretation or otherwise accrue to the benefit of any party to this Agreement and each party expressly waives the right to assert such a presumption in any proceedings or disputes connected with, arising out of, or involving this Agreement.

         21. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         22. SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         23. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Consulting and Services Agreement as of the date first above written.


                                              COMPANY:

                                              CORPAS INVESTMENTS, INC.,
                                              a Florida corporation


                                              By: /s/ Ross A. Love
                                                  ---------------------------
                                                      Ross A. Love
                                                      Chief Executive Officer










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


                                              CONSULTANT:


                                              /s/ Dr. Bob Goldman
                                              ---------------------------
                                                  Dr. Bob Goldman











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